Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-210571, 333-171722, 333-185639, and 333-194273) and the Registration Statements on Form S-8 (Nos. 333-213109, 333-115956, 333-128290, 333-137557, 333-146398, 333-153346, 333-161057, 333-168667, 333-176212, 333-183151, 333-190400, 333-197872, and 333-207971) of ACADIA Pharmaceuticals Inc. of our report dated February 26, 2015 relating to the financial statements which appears in this Form 10 K.

PricewaterhouseCoopers LLP

San Diego, California

February 28, 2017